                                  SCHEDULE 14A
                                 (Rule 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement                        [ ] Confidential, for Use of the Commission Only
 X   Definitive Proxy Statement                             (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c)

                 CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          (1)  Title of each class of securities to which transaction applies:
               N/A

          (2)  Aggregate number of securities to which transaction applies: N/A

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
               N/A

          (4)  Proposed maximum aggregate value of transaction: N/A

          (5)  Total fee paid: $0

[ ]  Fee paid previously with preliminary materials:  N/A

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:

          (2)  Form, Schedule or Registration Statement No.:

          (3)  Filing Party:

          (4)  Date Filed:

                     CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

                NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS


     The Annual General Meeting of Shareholders of CENTRAL EUROPEAN MEDIA ENTERPRISES LTD. (the "Company"), a Bermuda company, will be held at the offices of Conyers Dill & Pearman, Richmond House, 12 Par-La-Ville Road, Hamilton, Bermuda, on May 18, 2001 at 10:00 A.M., for the following purposes:

     1. To elect six directors to serve until the next Annual General Meeting of Shareholders;

     2. To receive and adopt the financial statements of the Company for the Company's fiscal year ended December 31, 2000, together with the auditors' report thereon; and

     3. To appoint Arthur Andersen as auditors for the Company and to authorize the directors to approve their fee.

     The approval and adoption of each matter to be presented to the shareholders is independent of the approval and adoption of each other matter to be presented to the shareholders.

     Only shareholders of record at the close of business on April 10, 2001 are entitled to notice of and to vote at the meeting.

                                         By order of the Board of Directors,



                                         MICHAEL ASHFORD
                                         Secretary

Hamilton, Bermuda
April 20, 2001

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL ENSURE THAT YOUR SHARES WILL BE VOTED. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                     CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

                          -----------------------------


           PROXY STATEMENT FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS
                                  May 18, 2001

                          -----------------------------


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CENTRAL EUROPEAN MEDIA ENTERPRISES LTD. (the "Company" or "CME"), a Bermuda company, for use at the Annual General Meeting of Shareholders of the Company (the "Meeting") to be held at Conyers Dill & Pearman, Richmond House, 12 Par-La-Ville Road, Hamilton, Bermuda, on May 18, 2001, at 10:00 A.M., and at any adjournments thereof.

     Shareholders may vote their shares either by signing and returning the proxy card accompanying this Proxy Statement or by touch-tone telephone. Instructions for telephone voting are set forth on the accompanying proxy card. Shareholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the Meeting or by presenting a later-dated proxy. Unless so revoked, the shares represented by proxies will be voted at the Meeting in accordance with the directions given therein. Shareholders vote at the Meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board of Directors before the Meeting to serve as inspector of election at the Meeting and who has executed and verified an oath of office. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the total number of votes entitled to be cast on each matter to be voted upon at the Meeting constitutes a quorum as to each such matter. Abstentions and broker "non-votes" are included in the determination of the number of shares present at the Meeting for quorum purposes, but abstentions and broker "non-votes" are not counted in the tabulations of the votes cast on proposals presented to shareholders. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner or has discretionary power but elects not to exercise it.

     The registered office of the Company is located at Clarendon House, Church Street, Hamilton HM CX, Bermuda. Certain subsidiaries of Central European Media Enterprises Ltd. also maintain offices at Aldwych House, 71-91 Aldwych, London WC2B 4HN, England. The date on which this Proxy Statement and the enclosed form of proxy will be first sent to shareholders is on or about April 20, 2001.

     Shareholders of record of the Class A Common Stock, par value $.08 per share, of the Company (the "Class A Common Stock") at the close of business on April 10, 2001, shall be entitled to one vote for each share then held. Shareholders of record of the Class B Common Stock, par value $.08 per share, of the Company (the "Class B Common Stock") at the close of business on April 10, 2001 shall be entitled to ten votes for each share then held. The Class A Common Stock and the Class B Common Stock shall be voted on all matters presented as a single class. There were issued and outstanding at the close of business on April 10, 2001, 2,313,346 shares of Class A Common Stock and 991,842 shares of Class B Common Stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of April 10, 2001 with respect to the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock and also sets forth certain information with respect to voting power and percentage of ownership as of April 10, 2001, by (i) each shareholder known by the Company to beneficially own more than 5% of any class of the Company's outstanding voting securities, (ii) each director of the Company, (iii) the Chief Executive Officer and the other executive officer of the Company and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted below, each of the shareholders identified in the table has sole voting and investment power over the shares beneficially owned by such person.


                                       BENEFICIAL OWNERSHIP OF              BENEFICIAL OWNERSHIP OF               COMMON STOCK
                                            CLASS A COMMON                      CLASS B COMMON               ----------------------
                                              STOCK (A)                              STOCK                     % OF            %
                                       -----------------------              -------------------------         VOTING         OWNER-
NAME OF BENEFICIAL OWNER                NUMBER      PERCENT                   NUMBER          PERCENT        POWER(B)       SHIP(B)
------------------------                ------      -------                   ------          -------        --------       -------
Ronald S. Lauder(1)(8).............     10,500(18)        *%                 914,134(21)         92.2%        74.9%          27.8%
Frederic T. Klinkhammer............     66,125(19)      2.8                       --               --           *             2.0
Nicolas G. Trollope(2).............        212            *                       --               --           *              *
Jacob Z. Schuster..................         --           --                       --               --           --             --
Mark Wyllie........................      4,000            *                       --               --           *              *
Marie-Monique Steckel..............         --           --                       --               --           --             --
Alfred W. Langer...................         --           --                       --               --           --             --
All directors and executive
  as a group (7 persons)...........     80,837(20)      3.4                  914,134(21)         92.2          74.9           29.3
Vladimir A. Gousinsky (3) .........    520,789         22.5                       --               --          4.3            15.8
Mark A. Reily (4)(9) ..............    405,049         17.5                       --               --          3.3            12.2
Curtis Alexander(4) (10)...........    375,924         16.3                       --               --          3.1            11.4
Media Group Investors L.P. (4) (11)    221,487          9.7                       --               --          1.8            6.7
Stephen L. Farley(5)(12)...........    206,218          8.9                       --               --          1.7            6.2
Labrador Partners L.P.(5)(13) .....    184,500          8.0                       --               --          1.5            5.6
ValueVest Management Company,
ValueVest Partners, L.P.(6)(15)....    134,500          5.8                       --               --          1.1            4.1
Leonard A. Lauder (7)(16) .........         --           --                  171,069             17.2          15.2           5.3
EL/RSLG Media, Inc.(1)(17).........         --           --                   80,861              8.2          7.2            2.5

-----------------
 *  Less than 1.0%

     (a) Does not include 991,842 shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock. Shares of Class B Common Stock are convertible at any time into shares of Class A Common Stock for no additional consideration on a share-for-share basis.

     (b) Represents the percentage of total voting power and the percentage ownership of the Class A Common Stock and the Class B Common Stock currently beneficially owned by each identified shareholder and all directors and executive officers as a group. The Class A Common Stock and the Class B Common Stock are the only authorized classes of the Company's capital stock with shares outstanding.

     (1) The address of each of the shareholders indicated is Suite 4200, 767 Fifth Avenue, New York, New York 10153.

     (2) These shares are owned beneficially by the Proverbs Trust of which Mr. Trollope and his wife are co-trustees and beneficiaries.

     (3) Information in respect of the beneficial ownership of Mr. Vladimir A. Goussinsky (other than percentage ownership) is based upon a statement on Schedule 13D, dated October 22, 1999, filed jointly by Mr. Goussinsky, Elemental Limited, Media Most Limited, Media Most B.V., Zao Media Most and Dr. Andre V. Tsimailo. The address of Mr. Goussinsky, Zao Media Most and Dr. Andre V. Tsimailo is ulitsa Novy Arbat 36, Moscow 121205 Russian Federation. The address of Elemental Limited and Media Most Limited is 57/63 Line Wall Road, Gibraltar. The address of Media Most B.V. is Locatellikade 1, 1076 AZ, Amsterdam Netherlands.

     (4) Information in respect of the beneficial ownership of Mark A. Reily, Curtis Alexander and Media Group Investors L.P. (other than their percentage ownership) is based upon a statement on Schedule 13G filed jointly by such persons. The address of Mr. Reily is 260 Broadway, Suite 2-D, New York, New York 10013. The address of Mr. Alexander is 615 Boston Post Road, Suite 200, Sudbury, Massachusetts 01776. The address of Media Group Investors L.P. is 615 Boston Post Road, Suite 200, Sudbury, Massachusetts 01776.

     (5) Information in respect of the beneficial ownership of Stephen L. Farley and Labrador Partners L.P. (other than percentage ownership) is based upon a statement on Schedule 13G/A filed jointly by such persons. The address of Mr. Farley and Labrador Partners L.P. is 655 Third Avenue, Suite 2520, New York, New York 10017.

     (6) Information in respect of the beneficial ownership of ValueVest Management Company, LLC and ValueVest Partners, L.P. (other than percentage ownership) is based upon a statement on Schedule 13G filed jointly by such persons. The address of ValueVest Management Company, LLC and ValueVest Partners, L.P. is One Sansome Street, 39th Floor, San Francisco, California 94104.

     (7) Information in respect of the beneficial ownership of Leonard A. Lauder (other than his percentage ownership) is based upon a statement on Schedule 13D filed by such person. The address of Mr. Leonard Lauder is c/o The Estee Lauder Companies Inc., 767 Fifth Avenue, New York, New York 10153.

     (8) 15,004 of the shares of Class B Common Stock listed are owned directly by Ronald S. Lauder, 423,177 of the shares of Class B Common Stock are owned beneficially by RSL Investments Corporation, 284,062 of the shares of Class B Common Stock are owned beneficially by RSL Capital LLC and 72,223 of the shares of Class B Common Stock are owned beneficially by Duna Investments, Inc., all of which are owned by Mr. Lauder. 26,307 of the shares of Class B Common Stock are held by RAJ Family Partners L.P. and beneficially owned by Mr. Lauder, and 80,861 of the shares of Class B Common Stock are held by EL/RSLG Media, Inc., of which 50% of the common stock outstanding is beneficially owned by the 1995 Estee Lauder RSL Trust and beneficially owned by Mr. Lauder.


     (9) 23,875 of these shares are owned directly by Mark A. Reily ("Reily"), 4,000 of these shares are owned by an IRA F/B/O Reily, 1,250 of these shares are owned by a SEP IRA F/B/O Reily, 221,487 of these shares are owned by Media Group Investors, L.P. which has a sole general partner, Media Group Management, Inc., of which Reily is a 75% shareholder, 64,062 of these shares are owned by Media Group Investments, Ltd., which has as its investment advisor Vercingetorix Corp., of which Reily is a 50% shareholder, 59,745 of these shares are owned by Goldman Sachs Strategic Tech Fund, which has as its investment adviser Vercingetorix Corp., and 30,630 of these shares are owned by Key Media & Communications, Inc., which has as its investment advisor Vercingetorix Corp.

     (10) 12 of these shares are owned directly by Curtis Alexander ("Alexander"). 221,487 of these shares are owned by Media Group Investors, L.P. which has a sole general partner, Media Group Management, Inc., of which Alexander is a 25% shareholder. 64,062 of these shares are owned by Media Group Investments, Ltd., which has as its investment advisor Vercingetorix Corp. of which Alexander is a 50% shareholder. 59,745 of these shares are owned by Goldman Sachs Strategic Technology Portfolio, L.P., which has as its investment adviser Vercingetorix Corp. and 30,630 of these shares are owned by Key Media & Communications, Inc., which also has as its investment advisor Vercingetorix Corp.

     (11) The shares owned by Media Group Investors L.P. ("MGI") are also included in the shares owned by Mark Reily and Curtis Alexander who are 75% and 25% shareholders respectively of Media Group Management, Inc., MGI's sole general partner.

     (12) 184,500 of these shares are also included in the shares reported as being beneficially owned by Labrador Partners L.P. Mr. Farley is the managing general partner of Labrador Partners L.P.

     (13) These shares are also included in the shares reported as being beneficially owned by Stephen L. Farley, the managing general partner of Labrador Partners L.P.

     (14) 134,500 of these shares are also included in the shares reported as being beneficially owned by ValueVest Partners, L.P. ValueVest Management Company, LLC is the general partner of ValueVest Partners, L.P.

     (15) These shares are also included in the shares reported as being beneficially owned by ValueVest Management Company, LLC, the general partner of ValueVest Partners, L.P.

     (16) 35,654 of the shares of Class B Common Stock listed are owned directly by Leonard A. Lauder, 80,861 of the shares of Class B Common Stock are held by EL/RSLG Media, Inc., of which 50% of the common stock outstanding is beneficially owned by the 1995 Estee Lauder LAL Trust, of which Leonard A. Lauder is a co-trustee and beneficiary and 54,554 of the shares of Class B Common Stock are held by LWG Family Partners L.P., a partnership whose managing partner is a corporation which is one-third owned by Mr. Lauder.

     (17) These shares are also included in the shares reported as being beneficially owned by Ronald S. Lauder and Leonard A. Lauder.

     (18) Represents (i) 8,750 shares of Class A Common Stock underlying warrants which are currently exercisable at $242.00 per share, which expire on October 2, 2001, (ii) 1,250 shares of Class A Common Stock underlying options which are currently exercisable at $184.00 per share and which expire on August 1, 2007, and (iii) 312 shares of Class A Common Stock underlying options which are currently exercisable, which had an initial exercise price equal to $178.60 and which exercise price increases on the first day of each calendar quarter by one quarter of 5.57% and which expire on June 8, 2008. Does not include 750 shares of Class A Common Stock underlying options which are not currently exercisable and which will not become exercisable within 60 days, but which had an initial exercise price of $178.60 per share, which exercise price increases on the first day of each calendar quarter by one-quarter of 5.57% and which expire on June 8, 2008.

     (19) Includes 66,000 shares of Class A Common Stock underlying options which are currently exercisable at an exercise price per share of $11.875 and which expire on March 8, 2007. Does not include 66,000 shares of Class A Common Stock underlying options with an exercise price per share of $11.875, which are not currently exercisable and which will not become exercisable within 60 days, which expire on March 8, 2007.

     (20) Includes 45,750 shares of Class A Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days and 8,750 shares of Class A Common Stock underlying warrants which are currently exercisable. Does not include 88,750 shares of Class A Common Stock underlying options which are not currently exercisable and which will not become exercisable within 60 days.

     (21) Includes 12,500 shares of Class B Common Stock underlying options which are currently exercisable at an exercise price of $191.416 per share and which expire on August 1, 2007.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own greater than 10% of a registered class of the Company's equity securities to file certain reports ("Section 16 Reports") with the Securities and Exchange Commission with respect to ownership and changes in ownership of the Common Stock and other equity securities of the Company. Based solely on the Company's review of the Section 16 Reports furnished to the Company and written representations from certain reporting persons, the Company believes that, during the fiscal year ended December 31, 2000, all filing requirements under
Section 16(a) applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis.

                              ELECTION OF DIRECTORS

     Six directors will be nominated for election at the Meeting to serve until the Company's next annual general meeting of shareholders. The election of directors requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Meeting, provided that a quorum is present in person or by proxy. Abstentions and broker non-votes will be included in determining the presence of a quorum, but are not counted as votes cast. Unless otherwise indicated, the accompanying form of proxy will be voted FOR the persons listed below. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve. There is no arrangement or understanding between any director and any other person pursuant to which such person was selected as a director.

                                                                                                        YEAR
                                                                                                      BECAME A
NAME OF NOMINEE                    PRINCIPAL OCCUPATION                                        AGE    DIRECTOR
---------------                    --------------------                                        ---    --------
Ronald S. Lauder...............    Nonexecutive Chairman of the Board of the Company           57       1994
Frederic T. Klinkhammer........    President, Chief Executive Officer and Director             56       1999
Nicolas G. Trollope............    Partner, Conyers Dill & Pearman                             53       1994
Jacob Z. Schuster..............    President, RSL Management Corporation                       52       1999
Marie-Monique Steckel..........    Consultant to Ronald S. Lauder                              61       1999
Alfred W. Langer ..............    Consultant                                                  50       2000


     Ronald S. Lauder, a founder of the Company, has served as nonexecutive Chairman of the Board of the Company since its incorporation in 1994. He is also the co-founder and served as the Chairman of RSL Communications, Ltd. ("RSL Communications"), an international telecommunications company, from 1994 until 2001. Mr. Lauder is a principal shareholder of The Estee Lauder Companies Inc. ("Estee Lauder") and has served as Chairman of Estee Lauder International and Chairman of Clinique Laboratories, Inc., divisions of Estee Lauder, since returning to the private sector from government service in 1987. From 1986 until 1987, Mr. Lauder served as U.S. Ambassador to Austria. From 1983 to 1986, Mr. Lauder served as Deputy Assistant Secretary of Defense for European and NATO Affairs. Mr. Lauder currently is a director of Estee Lauder. He is Chairman of the Board of Trustees of the Museum of Modern Art, Chairman of the Council of Presidents of American Jewish Organizations, President of the Jewish National Fund, Chairman of the International Public Committee of the World Jewish Restitution Organization, Treasurer of the World Jewish Congress, a member of the Board of Governors of the Joseph H. Lauder Institute of Management and International Studies at the University of Pennsylvania and a member of the Visiting Committee of the Wharton School at the University of Pennsylvania. He received his B.S. in International Business from the Wharton School of the University of Pennsylvania.

     Frederic T. Klinkhammer has served as President and Chief Executive Officer of the Company since March 1999. Mr. Klinkhammer has also served as President and Chief Executive Officer of CME Development Corporation since March 1999. From January 1998 until March 1999, Mr. Klinkhammer served as Chief Operating Officer and Executive Vice President of the Company and as Chief Operating Officer, Executive Vice President and Managing Director of CME Development Corporation. From July 1992 to December 1997, Mr. Klinkhammer operated an international broadcasting and telecommunications consulting practice. Mr. Klinkhammer was founding Chief Executive Officer of MediaLinx, the multimedia arm of BCE Inc., from March 1993 to August 1996 and was responsible for the creation of Sympatico, Canada's largest internet service provider. Mr. Klinkhammer was President and Chief Executive Officer of IMAX Corporation from August 1990 to June 1992, during which time that company produced its first two feature length films. From March 1984 to August 1990, Mr. Klinkhammer served as President and Chief Executive Officer of First Choice, Canada's largest pay television company. From March 1983 to March 1984, Mr. Klinkhammer served as Chief Executive Officer of Cablenet Ltd., a multi system cable operator with operations in the U.S. and Canada. From January 1974 to March 1983, Mr. Klinkhammer served as Vice

President-Finance and later Vice President and General Manager of Citytv in Toronto, Canada. Mr. Klinkhammer, a certified Management Accountant, is a graduate of Ryerson Polytechnical Institute in Business.

     Alfred W. Langer is a consultant to a number of privately held companies engaged in the acquisition of businesses in a variety of industries. Mr. Langer served as Treasurer of Celanese AG, a chemical company, from October 1999 until December 2000. Mr. Langer served as Chief Financial Officer of Hoechst Celanese Corp., a chemical company, from June 1997 until October 1999. Mr. Langer served as Chief Executive Officer of Hoechst Trevira GmbH, a producer of synthetic fibers, from October 1994 until July 1997. Mr. Langer received an M.B.A. degree from the University GH Siegen.

     Jacob Z. Schuster has been President and Treasurer of RSL Management Corporation since November 1995. Mr. Schuster served as Executive Vice President and Assistant Secretary of RSL Communications from 1994 until December 1999 and as its Treasurer from 1994 through 1998 and had been its Chief Financial Officer from February 1997 until December 1998. From 1986 to 1992, Mr. Schuster was a General Partner and the Treasurer of Goldman, Sachs & Co. Mr. Schuster is a director of deltathree, Inc. Mr. Schuster received a B.S. degree from Johns Hopkins University and an M.B.A. degree from Baruch College.

     Marie-Monique Steckel has served as a consultant to Ronald S. Lauder since September 1999. From 1979 to September 1999, Ms. Steckel served as the President of France Telecom North America, a telecommunications company. Ms. Steckel serves as a director of Lepercq-Istel Fund. Ms. Steckel received a political science degree from the Institute d'Etudes Politiques in Paris and did graduate work at Yale and Harvard Business School.

     Nicolas G. Trollope has served as Vice President of the Company since January 1997. Mr. Trollope has been a partner with the law firm of Conyers, Dill & Pearman, Hamilton, Bermuda, since 1991. Mr. Trollope serves as a director of Delphi International Ltd. Mr. Trollope received an LL.B. degree from London University.

COMMITTEES OF THE BOARD

     The Board of Directors has an Audit Committee which is composed of Messrs. Lauder, Langer and Trollope. Until Mr. Langer was appointed to the Board of Directors in November 2000, the Audit Committee during 2000 was composed of Messrs. Lauder and Trollope. The Audit Committee is responsible for recommending annually to the Board of Directors the independent auditors to be retained by the Company, reviewing with the independent auditors the scope and results of the audit engagement and establishing and monitoring the Company's financial policies and control procedures.

     The Class A Common Stock was delisted from the NASDAQ National Market in October 2000. Because the Class A Common Stock was listed on the NASDAQ National Market from the time of the Company's initial public offering until October 2000, the Company has determined to measure whether its Audit Committee meets independence requirements using NASDAQ's rules. Under NASDAQ rules Messrs. Langer and Trollope satisfy independence requirements. It is unclear from the NASDAQ rules as to whether Mr. Lauder satisfies the independence requirements because he is deemed to be an affiliate of the Company. Under the NASDAQ rules, employees of affiliates do not satisfy the independence requirements, but the rules are silent as to whether affiliates, as such, are considered independent. The Audit Committee acts under a written charter first adopted and approved by the Board of Directors in June 2000, a copy of which is attached to this Proxy Statement as Exhibit A. During the fiscal year ended December 31, 2000 the Audit Committee met on two occasions and acted by written consent on one occasion.

     The Board of Directors has a Compensation Committee which is composed of Messrs. Lauder and Schuster and Ms. Steckel. The Compensation Committee is responsible for determining executive compensation policies and guidelines and for administering the Company's 1994 Stock Option Plan (the "1994 Stock Option Plan") and the Company's 1995 Stock Option Plan (the "1995 Stock Option Plan"; collectively, the 1994 Stock Option Plan and the 1995 Stock Option Plan may be referred to as the "Stock Option Plans"), including granting options and setting the terms thereof pursuant to such Plans. In addition, the Compensation Committee is responsible for reviewing and approving significant employment agreements. During the fiscal year ended December 31, 2000, the Compensation Committee met on one occasion.

     During the fiscal year ended December 31, 2000, the Board of Directors met, or acted by unanimous consent, on thirteen occasions. Each member of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the Committees of the Board on which they served during the periods that they served.

     There is no family relationship among any directors or executive officers of the Company.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF THE SIX NOMINEES TO THE COMPANY'S BOARD OF DIRECTORS.


                                EXECUTIVE OFFICER

     Set forth below is certain information describing the Company's executive officer who is not a nominee for director:


     Mark Wyllie, age 38 has served as Vice President-Finance of the Company since February 2001 and previously served as Finance Director since September 2000. Mr. Wyllie, a Chartered Certified Accountant, served in various finance roles within United Biscuits from September 1988 until July 2000. United Biscuits is a multi-national manufacturer and distributor of biscuits, confectioneries and other food products. Since 1998 Mr. Wyllie was Finance Director for Asia and Central and Eastern Europe for United Biscuits in charge of operations in Poland, Hungary and Romania as well as the Far East. From 1986 to 1988 Mr. Wyllie served as a consultant with Metapraxis Ltd, a small, financially oriented software consultancy. Mr. Wyllie received his honors degree from Oxford University.



     There is no arrangement or understanding between any executive officer and any other person regarding selection as an executive officer.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table summarizes all plan and non-plan compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and its former Chief Financial Officer, who was the Company's only other executive officer during 2000 (together, the "Named Executive Officers") who either served as executive officers during, or were serving as executive officers at the end of, the last completed fiscal year ended December 31, 2000, for services rendered in all capacities to the Company and its subsidiaries for each of the Company's last three fiscal years.

                                                                                        LONG-TERM COMPENSATION
                                                                               ---------------------------------------
                                                                                               AWARDS
                                                  ANNUAL COMPENSATION          ---------------------------------------
                                    -----------------------------------------               SECURITIES
                                                                 OTHER ANNUAL  RESTRICTED   UNDERLYING     ALL OTHER
      NAME AND                               SALARY      BONUS   COMPENSATION    AWARDS       OPTIONS     COMPENSATION
PRINCIPAL POSITION                  YEAR        $           $        $             $             #            $
------------------                  ----        -           -        -             -             -            -
Frederic T. Klinkhammer
 President and Chief Executive
 Officer .....................      2000     363,192     367,500  161,028 (2)      -          132,000       2,520 (5)
                                    1999     350,000     100,000  166,400 (2)      -             -          2,520 (5)
                                    1998     300,000     200,000   74,700          -             -            504
John A. Schwallie
 Former Vice President-Finance      2000     210,167        -      65,036 (3)      -           33,000 (4)   2,100(5)
 and Chief Financial                1999     250,000      40,000   38,400 (3)      -             -          2,520 (5)
 Officer (1)..................      1998     235,417      80,000   39,843 (3)      -             -          1,008

----------------------
(1) Mr. Schwallie resigned as Vice President-Finance and Chief Financial Officer on October 31, 2000.

(2) Represents an expatriate premium paid by the Company pursuant to the terms of an employment agreement.

(3)  Represent housing costs paid by the Company.

(4) As a result of Mr. Schwallie's resignation on October 31, 2000, all 33,000 options have been cancelled.

(5)  Represents life insurance benefits paid by the Company.


     No stock appreciation rights or long-term incentive plan awards (all as defined in the proxy regulations of the Securities and Exchange Commission) were awarded to, earned by, or paid to the Named Executive Officers during the time periods described above.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information with respect to grants of options to purchase shares of Class A Common Stock granted to the Named Executive Officers during the fiscal year ended December 31, 2000.

                                          INDIVIDUAL GRANTS
                               -------------------------------------------------      POTENTIAL REALIZABLE
                                            PERCENT OF                              VALUE AT ASSUMED ANNUAL
                                               TOTAL                                  RATES OF STOCK PRICE
                               NUMBER OF      OPTIONS                                     APPRECIATION
                               SECURITIES   GRANTED TO                                FOR OPTION TERM (1)
                               UNDERLYING    EMPLOYEES    EXERCISE                 --------------------------
                                OPTIONS      IN FISCAL     PRICE     EXPIRATION        5%             10%
NAME                            GRANTED        YEAR        ($/SH)       DATE          ($)             ($)
----                            -------        ----        ------       ----          ---             ---
Frederic T. Klinkhammer......   132,000       76.19%       11.875     03/07/07      985,792        2,498,191
John A. Schwallie (1)........    33,000       19.05%       11.875     03/07/07      246,448          624,548

-------------
(1) As a result of Mr. Schwallie's resignation on October 31, 2000, all 33,000 options have been cancelled.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth information with respect to each exercise of stock options during the fiscal year ended December 31, 2000 by the Named Executive Officers and the value at December 31, 2000 of unexercised stock options held by the Named Executive Officers.

                                                                           UNDERLYING           VALUE OF UNEXERCISED
                                                                     UNEXERCISED OPTIONS AT    IN-THE-MONEY OPTIONS AT
                           SHARES ACQUIRED             VALUE             FISCAL YEAR-END           FISCAL YEAR-END
                             ON EXERCISE             REALIZED                  (#)                     ($)(1)
NAME                             (#)                    ($)          EXERCISABLE/UNEXERCISAB   EXERCISABLE/UNEXERCISABLE
----                       ---------------           --------        -----------------------   -------------------------
Frederic T. Klinkhammer           0                      0                    0/132,000                  0/0
John A. Schwallie (2) .           0                      0                    0/0                        0/0

-----------------
(1) All options listed are exercisable at prices greater than the closing market price of the Company's Common Stock at year-end.

(2) As a result of Mr. Schwallie's resignation on October 31, 2000, all 33,000 options have been cancelled.


COMPENSATION OF DIRECTORS

         The Company pays a cash fee to each of its non-employee directors of $10,000 per annum. In addition, on the day of each annual general meeting of the Company's shareholders during the term of the 1995 Stock Option Plan, each non-employee director of the Company (other than Mr. Trollope who declines such options, but including for these purposes the Chairman) who has served as a director since the last annual general meeting of shareholders will be granted options to purchase 1,250 shares (or, in the case of the Chairman, such higher number as the Board of Directors shall determine) of Class A Common Stock (in the case of the Chairman, Class B Common Stock if such grant is approved by the Board). For the non-employee directors, the exercise price of the options will equal the average of the closing price of a share of Class A Common Stock for the 10 business days following the annual meeting (105% of the fair market value of a share of Class A Common Stock in the case of an option to acquire Class B Common Stock) plus a premium reflecting the risk-free rate of return based on the life of the option. The options will vest over the five-year period from the date of grant and will expire 10 years from the date of grant.

     The Company reimburses each director for expenses in connection with attending meetings of the Board of Directors. Mr. Trollope is a partner in the law firm of Conyers Dill & Pearman, Hamilton, Bermuda, which served as the Company's Bermuda counsel for the fiscal year ended December 31, 2000 and is expected to continue to serve as the Company's Bermuda counsel in 2001. For the fiscal year ended December 31, 2000, the Company paid fees of $86,104.38 to Conyers Dill & Pearman, which includes the services of Mr. Trollope as a director. No separate compensation is paid to any director for serving on committees. Directors who are also employees of the Company receive no additional compensation for service as a director.



EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Frederic T. Klinkhammer

     Frederic T. Klinkhammer has employment agreements dated as of January 1, 1998 and amended as of March 23, 1999 with the Company and a wholly-owned subsidiary of the Company. The employment agreements provide that Mr. Klinkhammer will serve as President and Chief Executive Officer of the Company and such subsidiary. Prior to March 23, 1999, under the employment agreements, Mr. Klinkhammer served as Executive Vice President and Chief Operating Officer of the Company and Executive Vice President, Managing Director and Chief Operating Officer of such subsidiary. Pursuant to Mr. Klinkhammer's employment agreement with the Company, as amended, the Company was required to name Mr. Klinkhammer to its Board of Directors and the Board is required to nominate Mr. Klinkhammer for election and re-election to the Board of Directors of the Company during his term of employment with the Company. Under the employment agreements, Mr. Klinkhammer will be entitled to receive a base salary of $350,000 per year which will be increased annually, commencing on March 23, 2000, by 5% or such greater amount determined at the option and sole discretion of the Compensation Committee, and an expatriate premium of UK (pound)104,000 per annum (plus an additional amount based on the increase in the consumer price index in the London metropolitan area). The employment agreements provide for an annual cash bonus opportunity of 75% of base salary if performance is at 100% of target performance goals established by the Compensation Committee for such year and up to 100% of his base salary if performance is at or above 150% of such target. 60% of the bonus is based on the achievement of Company wide objectives established by the Compensation Committee and 40% of the bonus is based on an evaluation of personal performance as determined by the Compensation Committee. For 2000, Mr. Klinkhammer was given a cash bonus of $367,500. The employment agreements also provide that Mr. Klinkhammer will receive an additional one time bonus of $1,000,000 if he is employed by the Company or any successor corporation to the Company on December 31, 2003 and if the price of the Class A Common Stock has increased from its price as of March 22, 1999 (i.e., $66.50 per share) and the percentage increase exceeds that of the Nasdaq Composite Index for such period.

     In March 2000 the Board of Directors (acting without the participation of Mr. Klinkhammer) upon the recommendation of the Compensation Committee cancelled all previously granted options to acquire shares of Class A Common Stock which had been granted to Mr. Klinkhammer under one of his employment agreements and awarded to Mr. Klinkhammer options to acquire 132,000 shares of the Class A Common Stock at an exercise price equal to $11.875 per share. This award was approved by the shareholders at the 2000 Annual General Meeting of Shareholders. Such options vest in three equal installments on each of the first three anniversaries of the date of the grant provided that the vesting will be accelerated as to one-half of such options if the Company's attributable EBITDA for operating stations (before corporate charges) equals or exceeds $10.0 million during any year in which such options have not yet vested (which did occur in 2000 and accordingly, options to acquire 66,000 shares of the Class A Common Stock have vested) and as to the remaining one-half of such options if the Company's attributable EBITDA for operating stations (before corporate charges) equals or exceeds $15.0 million during any year in which such options have not yet vested. All such options have an expiration date of March 8, 2007. All options granted to Mr. Klinkhammer will become exercisable in the event that Mr. Klinkhammer's employment is terminated by the Company as a result of a change in control of the Company or in the event of a merger, reorganization or consolidation in which the Company is not the surviving corporation. The timing and amount of any subsequent option awards will be at the discretion of the Compensation Committee and approved by the Board of Directors, and will be commensurate with Mr. Klinkhammer's position with the Company and taking into account option awards made to other executives of the Company.

     Mr. Klinkhammer's employment agreements also contain noncompetition provisions applicable during the term of the employment agreement and for a two year period thereafter, prohibit Mr. Klinkhammer from using confidential information of the Company during the term of the employment agreements and thereafter, and specify certain benefits and perquisites that Mr. Klinkhammer shall be entitled to receive. The term of the employment agreements generally expire on March 22, 2004. The employment agreements provide that if Mr. Klinkhammer's employment agreements are not extended at the expiration of the five-year term, he will serve as a part-time consultant for two years following such expiration, for which he will be paid $250,000 per annum.

     Mark Wyllie

     Mark Wyllie, Vice President-Finance of the Company, has an employment agreement dated as of July 21, 2000, with a wholly-owned subsidiary of the Company. Under the employment agreement, Mr. Wyllie is entitled to receive an aggregate annual salary of UK (pound)100,000. Beginning in 2001, Mr. Wyllie will have the opportunity to earn an annual cash bonus for each full year in a target amount of 30% of base salary, and is based upon the Company's combined EBITDA in relation to the budgeted goal for the Company's EBITDA and personal performance goals. If combined EBITDA is equal to the budgeted goal, Mr. Wyllie will be eligible for a bonus payment of up to 100% of the targeted bonus amount for performance. If EBITDA is 150% of budget, Mr. Wyllie will be eligible for a bonus payment of up to 200% of the targeted bonus amount for performance. Mr. Wyllie's employment agreement also contains noncompetition provisions applicable during the term of the employment agreement and for a two year period thereafter, prohibit Mr. Wyllie from using confidential information of the Company during the term of the employment agreement and thereafter, and specifies certain benefits and perquisites that Mr. Wyllie shall be entitled to receive. Mr. Wyllie's employment agreement is for an indefinite term. However, the Company's wholly-owned subsidiary may terminate the employment agreement at any time if it continues Mr. Wyllie's salary for a six-month period and Mr. Wyllie may terminate the agreement at any time with three months' notice.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee at the end of the fiscal year ended December 31, 2000 were Ronald S. Lauder and Jacob Z. Schuster and Marie-Monique Steckel. See "Compensation of Directors."



                             AUDIT COMMITTEE REPORT

TO OUR SHAREHOLDERS:

     We have reviewed and discussed with management the Company's audited consolidated financial statements for the fiscal year ended December 31, 2000.

     We have discussed with Arthur Andersen, the independent auditor for the Company, the matters required to be discussed by the Statements on Auditing Standards No. 61, Communications With Audit Committees, as amended.

     We have also received the written disclosures and the letter from Arthur Andersen required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and have discussed with Arthur Andersen its independence.

     Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, to be filed with the Securities and Exchange Commission.

                                                     Submitted by,

                                                     RONALD S. LAUDER
                                                     ALFRED W. LANGER
                                                     NICOLAS G. TROLLOPE

         COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION



     The Compensation Committee administers the Company's compensation programs for the Company's executive officers and station managers and also administers the Company's Stock Option Plans.

     COMPENSATION OBJECTIVES AND POLICIES

     The Compensation Committee seeks to provide compensation packages to the Company's executive officers and station managers that will motivate them and retain their services. The Compensation Committee has adopted the following basic objectives and policies for compensating the Company's executive officer and station managers:

     o    compensation plans reward individual and corporate achievement;

     o short and long-term incentives are to be effectively balanced to satisfy both the short and long-term goals of the Company; and

     o the interests of the Company's executive officers and station managers are to be aligned with those of the Company's shareholders through potential stock ownership.

     The Compensation Committee has devised pay packages that consist of three components:

     BASE SALARY

     Base salaries are intended to provide regular compensation at a sufficient level to retain and motivate the Company's executive officers and station managers.

     ANNUAL BONUS

     The Company's annual bonus plan for the Company's executive officers and station managers provides participants an opportunity to earn bonuses equal to a specified percentage of their salaries. A portion of the bonus (determined by the Compensation Committee) will be based on the achievement of company-wide financial objectives (such as attributable revenue and EBITDA) established by the Compensation Committee, and the remainder will be based on an evaluation of personal performance submitted by management and approved by the Compensation Committee. The performance of the Chief Executive Officer will be solely evaluated by the Compensation Committee.

     STOCK OPTIONS

     Stock options are an integral part of the pay packages of the Company's executive officers and station managers. The Compensation Committee believes that stock options, which are designed to focus attention on stock values, are the most effective way of aligning the long-term interests of the Company's executive officers and station managers with those of the Company's shareholders. The exercise price of each option on shares of Class A Common Stock will not be less than the fair market value on the date the grant is approved by the Compensation Committee, and will generally take any of the following three forms, at the discretion of the Compensation Committee.

                                   EXPIRY                             VESTING SCHEDULE (YEARS)
                                   ------             --------------------------------------------------------
                                                       1            2             3            4            5
Two-year options................   5 years            33%          67%
Three-year options..............   7 years            25%          30%           45%
Five-year options...............   10 years           10%          15%           15%          25%          35%

     The Compensation Committee may elect to accelerate the vesting schedule of the options based on the satisfaction of certain Company performance goals.

     Options will generally remain exercisable during continued employment until the seventh anniversary of the date of grant, which provides executives an incentive to increase shareholder value over the long term since the full benefit of the options cannot be realized unless stock price appreciation occurs over a number of years.

     Options will expire on the earlier of their stated expiration date or one year after termination of an executive's employment, except that options terminate immediately following a termination for cause and 90 days following a voluntary termination by the executive. If there is a change in control of the Company, options generally will become exercisable if an executive is thereafter terminated by the Company other than for cause, or if the executive terminates for good reason. Options that have not vested at the time of termination of employment cannot be exercised.

     FISCAL YEAR 2000


Compensation of the Chief Executive Officer

     Frederic T. Klinkhammer

     Frederic T. Klinkhammer has served as the Company's Chief Executive Officer since March 1999. Mr. Klinkhammer has entered into employment agreements with the Company and a wholly-owned subsidiary of the Company dated as January 1, 1998 and amended as of March 23, 1999. They provide:

     Salary

     An initial base salary of $350,000 per year with 5% increase in base salary per year ($367,500 for 2000) (or such greater amount determined at the option and sole discretion of the Compensation Committee) provided during the term of the agreements and an expatriate premium of UK(pound)104,000 per year (plus an additional amount based on an increase in the consumer price index in the London metropolitan area, which totalled UK(pound)105,696 for 2000).

     Annual Bonus

     The Compensation Committee granted a $367,500 bonus to Mr. Klinkhammer for 2000. The bonus granted to Mr. Klinkhammer was based on the achievement of Company-wide objectives and his achievement of personal performance objectives established by the Compensation Committee. Under Mr. Klinkhammer's employment agreement, he was eligible for a bonus equal to 100% of base salary because the combination of Company-wide and personal performance objectives achieved during 2000 met or exceeded 150% of target performance objectives. The Compensation Committee determined that Mr. Klinkhammer achieved these objectives as follows:

     o    the achievement of 200% of the Company's targeted EBITDA;

     o improving efficiencies within the Company while, at the same time, maximizing potential revenues;

     o building more productive relationships with the Company's station managers;

     o    reducing Company-wide operating costs and corporate costs; and

     o leading the Company with extreme professionalism and focus given the challenging operating environment faced by the Company.

     Stock Options

     In March 2000 the Compensation Committee recommended to the Board of Directors the cancellation of all options to purchase shares of the Class A Common Stock previously awarded to Mr. Klinkhammer and the award to Mr. Klinkhammer of new options to acquire 132,000 shares of the Company's Class A Common Stock at an exercise price equal to $11.875 per share. The Board of Directors (without the participation of Mr. Klinkhammer) accepted the Compensation Committee's recommendation which was approved by the Company's shareholders at the 2000 Annual General Meeting. Such options vest in three equal installments on each of the first three anniversaries of the date of the grant provided that the vesting will be accelerated as to one-half of such options if the Company's attributable EBITDA for operating stations (before corporate charges) equals or exceeds $10.0 million during any year in which such options have not yet vested and as to the remaining one-half of such options if the Company's attributable EBITDA for operating stations (before corporate charges) equals or exceeds $15.0 million during any year in which such options have not yet vested. All such options have an expiration date of March 8, 2007. As stated above in this Report, the Compensation Committee views the award of stock options as a key tool to motivate and retain its executive officers, including the Chief Executive Officer, as well as to align their interests with those of the Company's stockholders. Over the 12 months prior to the March 2000 options award, the price of the Company's Class A Common Stock on the Nasdaq National Market dropped significantly. The Compensation Committee believed that the drop in the price of the Class A Common Stock was primarily as a result of (i) the continuing pre-emption of the television broadcast signal of the Company's television operations in the Czech Republic by CET 21, spol. s.r.o., which is the license holder for Nova TV, and (ii) the economic downturn experienced in many of the Company's markets. The Compensation Committee believed that both these events were beyond the control of Mr. Klinkhammer and that the exercise prices for Mr. Klinkhammer's options were based on market factors no longer applicable to the Company. Accordingly, in order to continue to have Mr. Klinkhammer's compensation package remain consistent with the Compensation Committee's compensation objectives and policies, the Compensation Committee and Board of Directors (without the participation of Mr. Klinkhammer) took the action described in this paragraph. The reasons for the cancellation of all previously awarded options to Mr. Schwallie and the award of new options during 2000 reflected above in this Proxy Statement are the same as the reasons that apply to Mr. Klinkhammer's award in 2000 as described in this paragraph.



     In setting Mr. Klinkhammer's compensation package when he became Chief Executive Officer in March 1999, a number of factors were considered, including:

     o the desire of the Board of Directors to name a current executive of the Company, with knowledge of both the operations and the short and long-term strategy of the Company, as Chief Executive Officer, particularly in light of the resignation of Michel Delloye after only one year as the Company's Chief Executive Officer and ongoing negotiations with SBS Broadcasting S.A. ("SBS") with respect to the purchase by SBS of all the assets, and the assumption by SBS of all the liabilities, of the Company. The transaction with SBS subsequently was terminated (See the Company's Form 8-K, dated September 29, 1999);

     o the unique skills and experience of Mr. Klinkhammer in the international media business which the Board of Directors believed would be necessary to lead the Company through what the Board of Directors believed would be an extremely challenging operating environment; and

     o    the total compensation of key executives at other media companies.

Repricing

For a discussion of the reasons for the repricings reflected in the table below please see the paragraph above entitled Stock Options.


                          10-YEAR OPTION/SAR REPRICINGS

NAME             DATE          NUMBER OF      MARKET PRICE    EXERCISE PRICE     NEW       LENGTH OF ORIGINAL OPTION
                              UNDERLYING     STOCK AT TIME OF  AT TIME OF      EXERCISE    TERM REMAINING AT DATE OF
                              OPTIONS/SARS     REPRICING OR    REPRICING OR     PRICE      REPRICING OR AMENDMENT
                              REPRICED OR       AMENDMENT        AMENDMENT
                               AMENDED
---------------------------------------------------------------------------------------------------------------------
                                   #               $                $              $
---------------------------------------------------------------------------------------------------------------------
Frederic T.      3/8/2000       37,500           11.875           66.50          11.875     9 years
Klinkhammer      3/8/2000       12,500           11.875          192.00          11.875     8 years 10 months
                 3/8/2000        6,250           11.875          186.50          11.875     7 years 11 months
---------------------------------------------------------------------------------------------------------------------
John A.          3/8/2000        1,250           11.875          $112.00         11.875     3 years 8 months
Schwallie (1)    3/8/2000        6,250           11.875          $117.00         11.875     4 years 4 months
                 3/8/2000        3,125           11.875          $166.00         11.875     4 years 5 months
                 3/8/2000       10,000           11.875          $184.00         11.875     6 years 4 months
                 3/8/2000        2,500           11.875          $ 91.504        11.875     2 years 4 months
                 3/8/2000       10,000           11.875          $104.00         11.875     5 years 4 months

(1) As a result of his resignation on October 31, 2000, all of Mr. Schwallie's options have been cancelled.

                                                     Compensation Committee



                                                     RONALD S. LAUDER
                                                     JACOB Z. SCHUSTER
                                                     MARIE-MONIQUE STECKEL

                                PERFORMANCE GRAPH

The following performance graph is a line graph comparing the change in the cumulative shareholder return of the Class A Common Stock against the total cumulative total return of the Nasdaq Composite Index and the Dow Jones World Broadcasting Index between December 31, 1995 and December 31, 2000.

                               [Graphic Omitted]




Value of $100 invested at December 31, 1995 as of December 31, 2000:
       Central European Media Enterprises Ltd..........................   $0.19
       NASDAQ Composite Index.......................................... $239.39
       Dow Jones World Broadcasting Index.............................. $234.81

----------------
(1) This is the same index referred to in the Company's Proxy Statement for its 2000 Annual General Meeting of Shareholders as the "Dow Jones World Cable and Broadcasting" index. This index includes 20 companies, many of which are non-U.S. based. Accordingly, the Company believes that the inclusion of this index is useful in understanding the stock performance of the Company against companies in the television broadcast and cable industry.

                        ADOPTION OF FINANCIAL STATEMENTS

     The Audit Committee of the Board of Directors has approved the audited financial statements for the Company's fiscal year ended December 31, 2000 (the "Financial Statements") for presentation to the shareholders at the Annual General Meeting of Shareholders. Under Bermuda law, the shareholders are requested to adopt financial statements; under Bermuda law, the adoption of the Financial Statements by the shareholders does not affect any rights that the shareholders may have with respect to the Financial Statements. The Financial Statements are included in the Company's Annual Report on Form 10-K, which is being circulated together with this Proxy Statement.

VOTE REQUIRED; RECOMMENDATION

     The adoption of the Financial Statements requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Meeting, provided that a quorum is present in person or by proxy. Abstentions and broker non-votes will be included in determining the presence of a quorum, but are not counted as votes cast. Unless otherwise indicated, the accompanying form of proxy will be voted FOR adoption of the Financial Statements and the auditors' report thereon.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE ADOPTION OF THE FINANCIAL STATEMENTS AND THE AUDITORS' REPORT THEREON.

                              SELECTION OF AUDITORS

     At the recommendation of the Audit Committee, the Board of Directors recommends to the shareholders that Arthur Andersen, Victoria Hall, Hamilton, Bermuda, be appointed to serve as the independent auditors of the Company until the conclusion of the Company's next annual general meeting of shareholders. In addition, the Board of Directors recommends to the shareholders that the shareholders authorize the Board of Directors to approve the auditors' fee.

     Representatives of Arthur Andersen are expected to be present at the Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders.

     AUDIT FEES

     Arthur Andersen is the Company's principal independent auditor. Arthur Andersen's audit fees for auditing the Company's annual consolidated financial statements for the year ended December 31, 2000 and reviews of the Company's interim financial statements included in the Company's Forms 10-Q filed with the Securities Exchange Commission during 2000 were $660,000.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees for financial information systems design or implementation paid to Arthur Andersen during the year ended December 31, 2000.

     ALL OTHER FEES

     All other fees for Arthur Andersen's services including tax preparation during the year ended December 31, 2000, were $452,000.

     The Audit Committee of the Board of Directors has considered whether the provision of the services set forth in the preceding paragraph is compatible with maintaining Arthur Andersen's independence.

VOTE REQUIRED; RECOMMENDATION

     The appointment of Arthur Andersen to serve as the independent auditors of the Company and the authorization of the Board of Directors to approve the auditors' fee requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Meeting, provided that a quorum is present in person or by proxy. Abstentions and broker non-votes will be included in determining the presence of a quorum, but are not counted as votes cast. UNLESS OTHERWISE INDICATED, THE ACCOMPANYING FORM OF PROXY WILL BE VOTED FOR THE APPOINTMENT OF ARTHUR ANDERSEN AS THE COMPANY'S AUDITORS AND FOR THE BOARD OF DIRECTORS TO APPROVE THE AUDITORS' FEE.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE APPOINTMENT OF ARTHUR ANDERSEN AS THE COMPANY'S AUDITORS AND A VOTE IN FAVOR OF AUTHORIZING THE BOARD OF DIRECTORS TO APPROVE THE AUDITORS' FEE.



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


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     None


                              SHAREHOLDER PROPOSALS

     Shareholder proposals must be received by the Company at its principal executive office by December 21, 2001 in order to be considered for inclusion in proxy materials distributed in connection with the next annual general meeting of shareholders.

     The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by a shareholder for consideration at the next annual general meeting of shareholders but not submitted for inclusion in the proxy materials for such meeting unless notice of the matter is received by the Company at its principal executive office by March 6, 2002.


                                  MISCELLANEOUS

     Under Bermuda law, no matter or business other than those set forth in the accompanying Notice of Annual Meeting of Shareholders is permitted to be presented at the Meeting.

     The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to shareholders in connection with this solicitation. Officers and regular employees may solicit proxies by mail, telephone, telegraph and personal interview, for which no additional compensation will be paid. In addition, Georgeson Shareholder Communications Inc. has been engaged by the Company to act as proxy solicitors and will receive fees of $4,500, plus expenses. The Company may reimburse persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy material to their principals.

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 is being mailed to shareholders simultaneously with this Proxy Statement.

                                            By order of the Board of Directors,



                                            MICHAEL ASHFORD
                                            Secretary
Hamilton, Bermuda
April 20, 2001 `


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



                                                                       EXHIBIT A



                     CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

                             AUDIT COMMITTEE CHARTER


The Audit Committee is appointed by the Board to assist the Board in monitoring
(1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's external auditors.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee shall:


o    Report regularly to the Board.

o Review and reassess the adequacy of this Charter no less than annually and recommend any proposed changes to the Board for approval.

o Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

o Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

o Review with management and the independent auditor the Company's quarterly financial statements prior to the release of quarterly earnings.

o Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

o Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor or management.

o Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

o    Approve the fees to be paid to the independent auditor.

o To receive from the independent auditor periodic written reports, consistent with Independence Standards Board Standard No. 1, regarding relationships between the firm and its related entities and the Company and the firm's independence, to discuss such reports with the firm, and, if deemed appropriate by the Committee, to recommend that the Board take appropriate action to satisfy itself of the firm's independence.

o Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

o Review the appointment and replacement of the senior accounting executive responsible for internal controls.

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

o Review significant reports to management relating to internal controls and management's responses.

o Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

o Obtain from the independent auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated with respect to the Company's financial statements.

o Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

o Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

          -Any difficulties encountered in the course of the audit work, including any restriction on the scope of activities or access to required information.


          -Any changes required in the planned scope of the audit.


o Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

o Review with the Company`s general counsel and/or outside counsel legal matters that may have a material impact on the financial statements.

o Meet at least annually with the chief financial officer and the independent auditor in separate executive sessions.


While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor.

                     CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
         PROXY FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS--MAY 18, 2001
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Ronald S. Lauder, Nicolas
G. Trollope, Michael Ashford, Anthony Whaley and Kevin Butler, or any of them acting singly, with the power of substitution in any of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of Common Stock of Central European Media Enterprises Ltd. (the "Company") held of record by the undersigned on April 10, 2001 at the Annual General Meeting of Shareholders to be held at the offices of Conyers Dill & Pearman, Richmond House, 12 Par-La-Ville Road, Hamilton, Bermuda, on May 18, 2001, at 10:00 A.M. and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

1. The election of six directors nominated by the Board of Directors to serve until the next Annual General Meeting of Shareholders:

     [ ]   FOR all nominees listed below    [ ]   WITHHOLD AUTHORITY to vote for
           (except as indicated below)            the nominees listed below

RONALD S. LAUDER, FREDERIC T. KLINKHAMMER, NICOLAS G. TROLLOPE, JACOB Z. SCHUSTER, MARIE-MONIQUE STECKEL, ALFRED LANGER.

INSTRUCTION: to withhold authority to vote for any individual nominee, write that nominee's name on this line:


     ---------------------------------------------------------------

2. The adoption of the financial statements of the Company and the auditors' report thereon for the Company's fiscal year ended December 31, 2000.

     [ ]    FOR              [ ]    AGAINST               [ ]    ABSTAIN

3. The appointment of Arthur Andersen as independent auditors of the Company for the 2001 fiscal year and the authorization of the Board of Directors to approve the auditors' fee.

     [ ]    FOR              [ ]    AGAINST               [ ]    ABSTAIN

     This proxy, when properly executed, will be voted as directed. If no direction is indicated, the proxy will be voted (i) FOR the election of the SIX named individuals as directors, (ii) FOR the adoption of the financial statements of the Company and the auditors' report thereon for the Company's fiscal year ended December 31, 2000, and (iii) FOR the appointment of Arthur Andersen as independent auditors of the Company for the 2001 fiscal year and the authorization of the Board of Directors to approve the auditors' fee.

     Shares cannot be voted unless this proxy card is signed and returned or shares are voted by telephone or in person at the Annual General Meeting.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held on May 18, 2001, and the Proxy Statement, dated April 20, 2001 prior to the signing of this proxy.

                       Dated _____________________ , 2001

     Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. When a proxy is given by a partnership, it should be signed in the partnership name by an authorized person.

   PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE.


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